Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2025 with respect to the consolidated financial statements of Cohen & Company Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

June 4, 2025